Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Rob Fink, 212/896-1206

KCSA Strategic Communications

newport@kcsa.com

NEWPORT CORPORATION REPORTS FOURTH QUARTER

AND FULL YEAR 2013 RESULTS

Irvine, California — February 12, 2014 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its fourth quarter and full year ended December 28, 2013, and its outlook for the first quarter and full year of 2014.  The company noted the following regarding the fourth quarter results:

•                  Net sales of $154.2 million, an increase of 10.9% sequentially and 8.8% compared with the prior year period;

•                  New orders of $166.8 million, an increase of 15.5% sequentially and 24.6% compared with the prior year period;

•                  Net income attributable to Newport Corporation of $9.8 million, or $0.24 per diluted share, when measured according to generally accepted accounting principles (GAAP);

•                  Non-GAAP net income of $15.3 million, or $0.38 per diluted share, excluding integration-related expenses, restructuring and severance costs, the amortization of intangible assets, stock-based compensation expense, a loss on sale of assets and the tax impact of the excluded amounts; and

•                  Cash generated from operations of $23.8 million, of which $19.2 million was used to reduce indebtedness.

Commenting on the results, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “We executed well in the fourth quarter and delivered strong financial results.  Sales exceeded the top end of our guidance range, and operating income, earnings per diluted share and cash from operations all reached their highest levels of the year.  We enter 2014 with increasing momentum in our business, and continue to focus on initiatives to deliver long-term growth while maintaining operational efficiency.  Fourth quarter orders of $166.8 million were the second highest level in our history.  We believe this performance reflects the improving market climate and the share gains we have achieved in a number of key applications, and we are confident that we are positioned well for sales and profit growth in 2014.”

Newport’s sales and orders by end market were as follows:

				Percentage	Percentage
	Three Months Ended			Change vs.	Change vs.
	December 28,	September 28,	December 29,	Prior	Prior Year
(In thousands, except percentages, unaudited)	2013	2013	2012 (1)	Quarter	Period

Sales by End Market

Scientific research	$33,077	$29,148	$33,319	13.5%	-0.7%
Microelectronics	39,639	34,699	28,632	14.2%	38.4%
Life and health sciences	32,902	29,220	32,283	12.6%	1.9%
Defense and security	13,875	15,578	18,269	-10.9%	-24.1%
Industrial manufacturing and other	34,683	30,392	29,140	14.1%	19.0%
Total	$154,176	$139,037	$141,643	10.9%	8.8%

Orders by End Market

Scientific research	$34,729	$29,713	$34,321	16.9%	1.2%
Microelectronics	53,504	36,915	26,153	44.9%	104.6%
Life and health sciences	29,951	30,665	26,975	-2.3%	11.0%
Defense and security	14,111	15,172	18,403	-7.0%	-23.3%
Industrial manufacturing and other	34,476	31,926	28,020	8.0%	23.0%
Total	$166,771	$144,391	$133,872	15.5%	24.6%

Notes:

(1)                                 Certain prior period amounts have been reclassified to conform to the current period presentation.

In the fourth quarter of 2013, the company’s sales and orders were higher sequentially and compared with the fourth quarter of 2012.  The increases were driven primarily by new design wins and increased activity levels with customers in the microelectronics end market.  The company’s fourth quarter orders from this market included the $14 million collaborative development agreement announced previously.  Newport also recorded sequential and year-over-year increases in sales and orders in its industrial manufacturing end market, and year-over-year increases in sales and orders in its life and health sciences end market.  Fourth quarter sales to and orders from customers in the scientific research end market increased sequentially, consistent with historical seasonal patterns, though activity levels in this market as well as in the defense and security end market continued to be adversely impacted by government funding constraints.

Operating Income and Net Income

Newport reported operating income for the fourth quarter of 2013 of $14.8 million, or 9.6% of net sales, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding integration-related expenses, restructuring and severance costs, the amortization of intangible assets, stock-based compensation expense and a loss on sale of assets, the company’s operating income for the fourth quarter of 2013 was $23.1 million, or 15.0% of net sales.

On a GAAP basis, the company reported net income attributable to Newport Corporation for the fourth quarter of 2013 of $9.8 million, or $0.24 per diluted share.  On a non-GAAP basis, excluding the items referenced above and the tax impact of such excluded amounts, the company’s net income for the fourth quarter of 2013 was $15.3 million, or $0.38 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of operations and comprehensive income (loss) included in this release.  Management believes that the supplemental presentation of non-GAAP financial information helps to provide insight into the company’s core business results, as well as a more meaningful comparison of its financial results between periods.

Cash, Cash Equivalents and Marketable Securities

In the fourth quarter of 2013, Newport generated $23.8 million in cash from operations, which was the highest level in any quarter of the year.  During the full year of 2013, Newport generated cash from operations of $63.9 million and reduced its total indebtedness by $95.2 million, or 52%.  As of December 28, 2013, the company had a total of $64.2 million in cash, restricted cash and marketable securities, and had total indebtedness of $88.5 million.

Financial Outlook

Commenting on Newport’s outlook for 2014, Mr. Phillippy said, “We have gained momentum in recent quarters, and ended 2013 with our strongest financial performance of the year.  While this recovery has not yet occurred in all of our end markets, input from our customers gives us confidence that business conditions will continue to improve throughout 2014.  Based on this input, our record backlog and the new program wins we have captured, we are increasingly confident that we will achieve significant year-over-year sales and profit growth in 2014.  In the first quarter of 2014, we expect increases in sales and profit compared with the first quarter of 2013, but reductions on a sequential basis due to the normal seasonality in our scientific research market and the sale of our MRSI business, which represented $4.6 million in sales in the fourth quarter.  We expect our first quarter net sales to be in the range of $141 million to $147 million, which would reflect an increase of 6% to 11% over the first quarter of 2013.  In addition, we expect our non-GAAP operating income and non-GAAP earnings per share in the first quarter to increase significantly compared with the prior year first quarter, due primarily to the higher level of net sales.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

To download Newport’s investor relations app, which offers access to its SEC filings, press releases, videos, audiocasts and more, please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, February 12, 2014, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the fourth quarter and full year of 2013 and business outlook for the first quarter and full year 2014.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call also will be available to investors and analysts by dialing (888) 562-3356 within the U.S. and Canada or (973) 582-2700 from abroad.

The webcast will be archived on the Newport website and can be reached through the same link.  An archived webcast will also be available on Newport’s investor relations app.  A telephonic playback of the conference call will be available by calling (855) 859-2056 within the U.S. and Canada and (404) 537-3406 from abroad.  Playback will be available beginning at 6:00 p.m. Eastern time on

Wednesday, February 12, 2014, and continue through 11:59 p.m. Eastern time on Wednesday, February 19, 2014.  The replay passcode is 51369073.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the company’s expectation of momentum in its business and improved market conditions throughout the course of 2014, its belief that it is well positioned for strong sales and profit growth in 2014, and Newport’s expected sales, non-GAAP operating income and non-GAAP earnings per diluted share levels in the first quarter of 2014.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense/security industries; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net sales	$154,176	$141,643	$560,054	$595,346
Cost of sales	88,563	78,815	322,341	334,758
Gross profit	65,613	62,828	237,713	260,588

Selling, general and administrative expenses	37,859	35,914	149,183	159,181
Research and development expense	12,717	12,395	52,524	52,714
Impairment charge	—	130,853	—	130,853
Loss on sale of assets	208	—	4,725	—
Operating income	14,829	(116,334)	31,281	(82,160)

Gain on sale of investment	—	—	—	6,248
Loss on extinguishment of debt	—	—	(3,355)	—
Interest and other expense, net	(1,018)	(1,462)	(6,490)	(8,559)
Income before income taxes	13,811	(117,796)	21,436	(84,471)

Income tax provision (benefit)	4,001	(4,665)	5,698	5,479
Net income (loss)	9,810	(113,131)	15,738	(89,950)
Net income (loss) attributable to non-controlling interests	54	(326)	137	(527)
Net income (loss) attributable to Newport Corporation	$9,756	$(112,805)	$15,601	$(89,423)

Net income (loss)	$9,810	$(113,131)	$15,738	$(89,950)
Other comprehensive income (loss):
Foreign currency translation gains	839	1,668	2,159	1,169
Unrecognized net pension gains (losses)	688	(2,339)	849	(2,243)
Unrealized gains on marketable securities	334	168	208	48
Comprehensive income (loss)	$11,671	$(113,634)	$18,954	$(90,976)

Comprehensive income (loss) attributable to non-controlling interests	$15	$(384)	$23	$(593)
Comprehensive income (loss) attributable to Newport Corporation	11,656	(113,250)	18,931	(90,383)
Comprehensive income (loss)	$11,671	$(113,634)	$18,954	$(90,976)

Net income (loss) per share attributable to Newport Corporation:
Basic	$0.25	$(2.94)	$0.40	$(2.35)
Diluted	$0.24	$(2.94)	$0.39	$(2.35)

Shares used in the computation of net income (loss) per share:
Basic	39,232	38,316	39,010	38,133
Diluted	39,934	38,316	39,558	38,133

Other operating data:
New orders received during the period	$166,771	$133,872	$592,389	$612,035
Backlog at the end of period scheduled to ship within 12 months			$189,919	$154,216

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net sales	$154,176	$141,643	$560,054	$595,346

Cost of sales:
Cost of sales - GAAP	$88,563	$78,815	$322,341	$334,758
Amortization of intangible assets	961	890	3,698	2,321
Stock-based compensation expense	252	203	938	693
Integration-related, restructuring and severance costs	447	—	1,371	808
Non-GAAP cost of sales	86,903	77,722	316,334	330,936
Non-GAAP gross profit	$67,273	$63,921	$243,720	$264,410

Non-GAAP gross profit as a percentage of net sales	43.6%	45.1%	43.5%	44.4%

Operating income (loss):
Operating income (loss) - GAAP	$14,829	$(116,334)	$31,281	$(82,160)
Impairment charge	—	130,853	—	130,853
Amortization of intangible assets	2,653	2,878	10,404	17,701
Stock-based compensation expense	2,583	2,104	9,173	8,369
Integration-related, restructuring and severance costs	2,780	2,073	9,712	8,261
Loss (gain) on sale of assets	208	—	4,725	(166)
Non-GAAP operating income	$23,053	$21,574	$65,295	$82,858

Non-GAAP operating income as a percentage of net sales	15.0%	15.2%	11.7%	13.9%

Net income (loss) attributable to Newport Corporation:
Net income (loss) - GAAP	$9,756	$(112,805)	$15,601	$(89,423)
Impairment charge	—	130,853	—	130,853
Amortization of intangible assets	2,653	2,878	10,404	17,701
Stock-based compensation expense	2,583	2,104	9,173	8,369
Integration-related, restructuring and severance costs	2,780	2,073	9,712	8,261
Loss (gain) on sale of assets	208	—	4,725	(6,414)
Loss on extinguishment of debt	—	—	3,355	—
Release of valuation allowance against certain deferred tax assets	—	—	—	(1,815)
Income tax provision on non-GAAP adjustments	(2,640)	(10,848)	(11,264)	(15,842)
Non-GAAP net income	$15,340	$14,255	$41,706	$51,690

Net income (loss) per diluted share attributable to Newport Corporation:
Net income (loss) - GAAP	$0.24	$(2.94)	$0.39	$(2.35)
Total non-GAAP adjustments	0.14	3.31	0.66	3.68
Non-GAAP net income per diluted share	$0.38	$0.37	$1.05	$1.33

Dilutive shares used in computation of non-GAAP net income	39,934	38,764	39,558	38,810

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

(In thousands)	December 28, 2013	December 29, 2012

ASSETS
Current assets:
Cash and cash equivalents	$53,710	$88,767
Restricted cash	2,305	3,107
Marketable securities	8,219	8,498
Accounts receivable, net	96,388	89,445
Inventories, net	103,383	108,728
Deferred income taxes	22,437	19,872
Prepaid expenses and other current assets	14,769	19,263
Total current assets	301,211	337,680

Property and equipment, net	80,516	82,843
Goodwill	78,801	79,586
Deferred income taxes	4,474	5,646
Intangible assets, net	67,342	77,446
Investments and other assets	32,885	37,760
	$565,229	$620,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, net	$4,861	$32,985
Accounts payable	31,714	31,061
Accrued payroll and related expenses	31,015	29,096
Accrued expenses and other current liabilities	35,341	34,696
Total current liabilities	102,931	127,838

Long-term debt, net	83,646	150,758
Accrued pension liabilities	27,093	27,764
Other liabilities	23,182	23,783

Total stockholders’ equity of Newport	326,968	289,432
Non-controlling interests	1,409	1,386
Total stockholders’ equity	328,377	290,818
	$565,229	$620,961